EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Form S-3 No. 333-78487 and related Prospectus; Forms S-8 Nos. 33-51224 and 33-51226 pertaining to The Valspar Stock Ownership Trusts; Forms S-8 Nos. 33-39258, 333-29979, 333-87385 and 333-46865 pertaining to The Valspar Corporation 1991 Stock Option Plan; Forms S-8 Nos. 33-51222 and 333-46865 pertaining to The Valspar Profit Sharing Retirement Plan; Forms S-8 Nos. 33-53824 and 333-01319 pertaining to The Valspar Corporation Key Employee Annual Bonus Plan; and Form S-8 No. 333-46865 pertaining to The Valspar Corporation Stock Option Plan for Non-Employee Directors of our report dated January 12, 2001, with respect to the consolidated financial statements of Lilly Industries, Inc. included in this Report on Form 8-KA dated February 9, 2001, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

Indianapolis, Indiana
February 8, 2001


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